Exhibit 10.2

AGENCY AGREEMENT

This Agreement is effective         /        /          , between                                                                                          (the “Agent”) having an address at:                                                                                                                                                                           and THE PROFORMANCE INSURANCE COMPANY, Freehold New Jersey, 07728 (the “Company”).

RECITALS

A.	The Company is a New Jersey insurance company authorized to transact property and casualty insurance in the State of New Jersey.

B.	The Agent is a New Jersey licensed insurance agent.

C.	The Agent wishes to become an independent contractor of the Company and the Company wishes to secure the Agent’s services as an independent contractor.

NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties hereby agree as follows:

1.	AGENT’S AUTHORITY

1.1	The Agent is an independent contractor who will exercise his own judgment in the conduct of the business conducted pursuant to this Agreement. The Agent is not an employee of the Company and is free to represent such other companies as the Agent shall consider appropriate. The Agent shall have exclusive control of his time and of the conduct of his agency and shall be responsible for all expenses incurred in the operation of his agency.

1.2	During the term of this Agreement, the Agent is authorized on behalf of the Company to:

(a)	Solicit,and submit applications for insurance;

(b)	Issue and deliver policies, certificates and endorsements as authorized by the Company in manual rules and rates, underwriting guides, bulletins or other written instructions;

(c)	Collect and receipt for premiums in compliance with Company procedures;

(d)	Cancel policies at his discretion where cancellation is legally permissible;

(e)	Bind coverage and execute insurance contracts in accordance with the guidelines furnished from time to time by the Company or as authorized by the Company with respect to specific risks.

1.3	The Agent shall forward copies of all policies, certificates and binders issued by the Agent or otherwise notify the Company in writing of all liability accepted, not later than the seventh (7th) day following the inception date of coverage.

1.4	The manuals and the policy, endorsement and binder forms furnished to the Agent by the Company shall remain the property of the Company and shall be accounted for or returned upon request.

1.5	All accounting records pertaining to the Agent’s business with the Company shall be subject to inspection and audit at any time with or without prior notice, by the Company’s representative.

1.6	The Agent shall not publish or distribute any advertisements, circulars or other materials referring to the Company or containing the Company’s name without first securing written approval from the Company.

1.7	The Agent shall not bind coverage nor issue, renew or deliver on the Company’s behalf any policy covering a risk located in a state in which the Agent is not a licensed resident agent, unless the Agent is otherwise authorized to engage in the insurance business in such state.

1.8	This Agreement does not give the Agent the exclusive right to represent the Company in any area.

1.9	The Company shall have authority to expand or restrict the Agent’s authority effective immediately upon delivery of written notice to the agent.

2.	UNDERWRITING CONTROL OF THE COMPANY

The Company reserves the right to refuse to write any policy at any time or to cancel any policy where legally permissible, subject to the provisions of Section 4 of this Agreement.

3.	INDEMNIFICATION OF AGENT

3.1	The Company shall indemnify and hold the Agent harmless:

(a)	Against any claims, liabilities or costs of defense which the Agent may become obligated to pay as a result of loss to policyholders caused directly by an error of the Company in the processing of policies under this Agreement, except to the extent that the Agent has caused, contributed to or compounded such error, directly or indirectly; and

(b)	Against any and all civil liability for damages and expenses, including the cost of defense, that the Agent may be obligated to pay as a direct result of the failure of the Company to comply with the requirements of the Fair Credit Reporting Act, Federal Truth In Lending Law and Fair Credit Billing Act, except to the extent that such failure to comply has been caused or contributed to by any negligence, willful or intentional act or omission of the Agent.

(c)	Against liability, including cost of defense and settlements, imposed on the Agent by law for damages sustained and caused by acts or omissions of the Company in connection with the performance of loss control counseling, inspections or similar related work for the Agent’s clients or customers, provided the Agent has not caused or contributed to such liability by his own acts, errors or omissions.

3.2	The Company’s obligation to indemnify shall be conditioned upon prompt notification by the Agent to the Company of any claim made or legal action brought against the Agent which is subject to indemnification as set forth above and the Company shall have the right to direct the investigation, settlement and defense of any such claim or action.

4.	COMMISSIONS

4.1	The Company shall pay commissions to the Agent in accordance with the rates and conditions set forth in the current Commission Schedule attached to this Agreement, as modified from time to time.

4.2	Commission rates may be revised by mutual agreement of the Agent and the Company, or by the Company giving the Agent at least sixty (60) days advance notice of the revisions and the effective date thereof.

4.3	Undistributed commissions in the hands of the Company at any time may be applied to and constitute an offset against any monies due the Company.

4.4	In the event that the Company shall either during the term of this Agreement or after its termination, refund premiums under any policy by reason of cancellation or otherwise, the Agent shall immediately return to the Company the commission received on the premium refunded.

4.5	Nothing contained in this Section 4 shall prohibit the negotiation of special commission rates on individual policies.

5.	PREMIUM COLLECTION

5.1	With respect to direct-billed policies:

(a)	The Agent agrees to collect and remit to the Company, the initial premium together with the completed application declaration within the time period set forth in the established Company procedure.

(b)	The Agent assumes responsibility for the payment of the initial premium on policies issued by or through the agency whether or not such premium is collected or collectible.

(c)	The Company shall bill all renewal or adjustment premiums direct to the insured or to a designated lending institution or servicing agency holding premiums in escrow or reserve. These premiums are payable to the Company in gross.

(d)	Should any renewal, additional or endorsement premiums on business written pursuant to the agreement come into the Agent’s hands, the Agent will remit the premium in gross to the Company within the time period set forth in the established Company procedures.

(e)	The Company shall pay the Agent, as full compensation on premiums remitted to or collected by the Company, commissions at the rates and in the manner specified on the commission schedule attached to this Agreement.

5.2	With respect to agency billed policies, the Agent has the authority and responsibility to collect, receive and receipt for premiums on business written by the Agent and to retain out of the premiums collected commissions at the rate indicated on the current commission schedule attached to this Agreement. This provision does not apply to business written on a direct-billed basis.

5.3	The Company shall render a premium accounting to the Agent. The Agent shall pay to the Company, net premiums due on all agency-billed insurance placed by or through the Agent with the Company not later than forty-five (45) days after the close of the month in which the business becomes affective, whether such premiums are collected or collectible. If the Agent is unable to collect an additional premium developed by adjustment or audit and provided there is no premium development on other policies issued by the Company to the insured which may be used as a set-off, the Agent may request the Company to undertake direct collection of the premium and relieve the Agent of the responsibility for the premium. However, the Agent must make this request to the Company in writing within forty-five (45) days from the date the Agent receives written notification that the additional premium is due. No commission will be paid to the Agent on any premium returned to the Company for direct collection. It is agreed and understood that the Agent’s failure to request such direct collection within said forty-five (45) day period shall obligate the Agent to remit the premium regardless of whether or not the Agent collects the premium from the insured.

5.4	All premiums received by the Agent pursuant to the authority granted by this Agreement shall be held by the Agent in a fiduciary capacity as trustee for the Company. The privilege of deducting commissions from premium monies received by the Agent shall not be construed as an alteration of this fiduciary capacity.

5.5	If the Agent is delinquent in either accounting or payment of monies due, the Company may by written notice to the Agent, immediately terminate, suspend, or modify any provision of this Agreement. The Company shall not take such action where only minor differences occur between the Company’s and the Agent’s accounting records. Where major differences occur between accounting systems, the Company, at its discretion, shall not take such action without an opportunity for an exchange of information with the Agent concerning such differences.

5.6	The Company shall clearly and prominently identify the Agent by name when transmitting policies, endorsements, premium notices, cancellation notices and other communications to policyholders. The Company shall also provide the Agent with a copy of all such items sent to policyholders.

5.7	In the event of termination of this Agreement by the Company, provided the Agent is not in default, the Company will at the Agent’s request, furnish a list of policyholders, with the expiration dates of the policies, and will mail appropriate non-renewal notification to policyholders, as required by law.

6.	POLICY CANCELLATIONS

6.1	The Company shall honor any request by the Agent for cancellation of any insurance contract provided that such cancellation is not in violation of statutory, regulatory, or policy provisions.

7.	OWNERSHIP OF EXPIRATIONS

7.1	In the event of termination of this Agreement, provided the Agent has promptly accounted for and paid over premiums which are due the Company, the Agent’s records and expirations shall remain the property of the Agent and be left in his undisputed possession; otherwise the records and expirations shall be vested in the Company.

7.2	Should there be a dispute over the extent of the Agent’s liability to the Company, such dispute shall not prevent application of the above ownership of expirations clause in favor of the Agent, provided the Agent promptly furnishes collateral security acceptable to the Company in the amount of the difference, to be held by the Company until the difference is resolved.

7.3	In the event of termination of this Agreement, where the ownership of expirations clause applies in favor of the Company, and the amount realized by the Company from the records and expirations exceeds the total obligations of the Agent to the Company plus the expenses of such realization, such excess as determined by the Company will be promptly paid to the Agent.

7.4	Except in the case of default by the Agent as set forth in Section 7.1 above, the Company shall not refer or communicate the expiration or the Agent’s work product to any other agent or broker.

8.	CONFIDENTIALITY

8.1	While working with the Company, the Agent may acquire proprietary information. “Proprietary Information” is understood to include the Company’s manner of operation, business methods, premiums, products, servicing techniques, customers, underwriting guidelines and other information that is not clearly public knowledge.

8.2	The Agent hereby agrees:

(a)	It will use Proprietary Information only in the performance of its duties to the Company. It will not use Proprietary informauon at any time (during or after the term of this Agreement) for its personal benefit, for the benefit of any other person or firm, or in any manner adverse to the Company’s interests.

(b)	Agent shall not disclose Proprietary Information at any time (during or after the term of this Agreement) except to authorized Company personnel, unless the Company consents in advance in writing.

(c)	Agent shall return all material relating to Proprietary Information to the Company at the termination of this Agreement.

9.	TERMINATION PROVISIONS

9.1	This Agreement shall terminate:

(a)	Automatically if any public authority cancels or declines to renew the Agent’s license or Certificate of Authority.

(b)	Automatically on the effective date of sale, transfer or merger of the Agent’s business provided, however, that the Company at its discretion may offer an Agency Agreement to any successor who meets the Company’s requirements for appointment.

(c)	Upon either party giving at least ninety (90) days advance written notice to the other.

(d)	Immediately upon either party giving written notice to the other in the event of abandonment, fraud, insolvency, or gross negligence or willful misconduct on the part of such other party.

9.2	Subject to requirements imposed by law, if this Agreement is terminated as provided in Section 9.1(c) above:

(a)	The Company shall not, except at the Agent’s request, refuse to renew any policy during the twelve (12) month period immediately following termination of this Agreement, or cancel any policy after it has been in effect for sixty (60) days except:

(i)	For non-payment of premium or non-reporting of the basis for premium calculations; or

(ii)	When in the Company’s opinion, there is:

(1)	An increase in hazard; or

(2)	The risk does not meet the Company’s normal underwriting standards; or

(3)	A material fact was misrepresented or not disclosed to the Company at the time of acceptance.

On such renewals during the twelve (12) months following termination, the Company shall pay commissions at the rate in effect at that time, in conjunction with the provisions of Section 4 of this Agreement.

(b)	All provisions of this Agreement shall remain in full force and effect including Section 4 commissions, and the authority granted to the Agent under Section 1.2, except (a.), and (e.), until all in-force insurance contracts have expired and been terminated and premiums collected.

(c)	The Agent is authorized to issue and countersign appropriate endorsements on contracts of insurance in force excluding endorsements on fidelity or surety bonds. The endorsements, however, shall not increase or extend the Company’s liability or extend the term of any insurance contract without the Company’s prior approval.

(d)	The Company shall continue to provide to the policyholders all normal and appropriate services on all in-force insurance contracts without interruption.

10.	AGENT’S SUCCESSOR

This Agreement may be assigned only with the expressed, written consent of the Company and only to the Agent’s successor or successors provided such successor or successors meet the Company’s requirements for appointment.

11.	CHANGES IN THIS AGREEMENT

11.1	This Agreement may be supplemented, amended or revised only in writing by mutual agreement of the Agent and the Company except as provided in Sections 1.2(b), 1.9, and 4.2. Revisions of this Agreement, including commission changes, are limited to three (3) times per calendar year except where mutually agreed upon or mandated by government authority.

11.2	Failure of the Company for any reason to insist upon compliance by the Agent with the provisions of this Agreement or the rules and regulations of the Company shall not be construed as or constitute a waiver thereof.

12.	GENERAL PROVISIONS

12.1	Whenever under the provisions of this Agreement notice is required to be given, it shall be in writing and shall be deemed given when mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to the Agent at his address as set forth herein, or to such other address as may appear on the record books of the Company. Notice to the Company shall be mailed, postage prepaid, by registered or certified mail, return receipt requested, and addressed to the Company at its principal business office.

12.2	The Company shall include all credits for salvage and subrogation recoveries on agency premium and loss exhibits.

12.3	Should a conflict exist as to which producer is authorized to represent an insured with respect to any insurance policy issued by the Company, the insured’s most recent written statement designating as accepted by the Company the insured’s Agent shall be controlling.

12.4	The Agent shall have no authority to admit liability on the part of the Company in any manner except in accordance with specific claim settlement authority extended to the Agent in writing.

12.5	The Agent agrees to comply with all laws affecting his operation and to maintain his qualifications for licensing by appropriate authorities.

12.6	If any provision of this Agreement should be invalid under or in conflict with the laws of any state, such laws shall control; but in all other respects the remainder of this Agreement shall not be affected.

12.7	The following Schedules or Addenda have been issued simultaneously with this Agreement and have become a part hereof:

13.	BROKERED BUSINESS

Agent shall submit to Company only that business which Agent has directly solicited and which is under Agent’s direct control. Agent shall not broker business for another producer.

14.	PRIOR AGREEMENTS

This Agreement replaces and supersedes all Agency Agreements, written or oral, which may have existed between the Agent and the Company. It constitutes the full agreement of the parties.

Executed this                                        day of                                                          .

THE PROFORMANCE INSURANCE COMPANY

BY:

AGENT:

BY: